EXHIBITEXHIBITEXHIBITEXHIBITEXHIBIT 99.2 99.2 99.299.2 99.2 Avantara Crown Point (Parker, CO) Downey Care Center (Downey, CA)

Disclaimers This supplement contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements include all statements that are not historical statements of fact and statements regarding our intent, belief or expectations, including, but not limited to, statements regarding future financial and financing positions, business and acquisition strategies, growth prospects, operating and financial performance, expectations regarding the making of distributions, payment of dividends, compliance with and changes in governmental regulations, and the performance of our operators and their respective facilities. Words such as “anticipate,” “believe,” “could,” "expect,” “estimate,” “intend,” “may,” “plan,” “seek,” “should,” “will,” “would,” and similar expressions, or the negative of these terms, are intended to identify such forward-looking statements, though not all forward-looking statements contain these identifying words. Our forward-looking statements are based on our current expectations and beliefs, and are subject to a number of risks and uncertainties that could lead to actual results differing materially from those projected, forecasted or expected. Although we believe that the assumptions underlying these forward-looking statements are reasonable, they are not guarantees and we can give no assurance that our expectations will be attained. Factors which could have a material adverse effect on our operations and future prospects or which could cause actual results to differ materially from expectations include, but are not limited to: (i) the ability and willingness of our tenants to meet and/or perform their obligations under the triple-net leases we have entered into with them, including, without limitation, their respective obligations to indemnify, defend and hold us harmless from and against various claims, litigation and liabilities; (ii) the ability of our tenants to comply with applicable laws, rules and regulations in the operation of the properties we lease to them; (iii) the ability and willingness of our tenants to renew their leases with us upon their expiration, and the ability to reposition our properties on the same or better terms in the event of nonrenewal or in the event we replace an existing tenant, as well as any obligations, including indemnification obligations, we may incur in connection with the replacement of an existing tenant; (iv) the availability of and the ability to identify (a) tenants who meet our credit and operating standards, and (b) suitable acquisition opportunities, and the ability to acquire and lease the respective properties to such tenants on favorable terms; (v) the ability to generate sufficient cash flows to service our outstanding indebtedness; (vi) access to debt and equity capital markets; (vii) fluctuating interest rates; (viii) the ability to retain our key management personnel; (ix) the ability to maintain our status as a real estate investment trust (“REIT”); (x) changes in the U.S. tax law and other state, federal or local laws, whether or not specific to REITs; (xi) other risks inherent in the real estate business, including potential liability relating to environmental matters and illiquidity of real estate investments; and (xii) any additional factors included in our Annual Report on Form 10-K for the year ended December 31, 2019, including in the section entitled “Risk Factors” in Item 1A of Part I of such report, as such risk factors may be amended, supplemented or superseded from time to time by other reports we file with the Securities and Exchange Commission (the “SEC”). This supplement contains certain non-GAAP financial information relating to CareTrust REIT including EBITDA, Normalized EBITDA, FFO, Normalized FFO, FAD, Normalized FAD, and certain related ratios. Explanatory footnotes and a glossary explaining this non-GAAP information are included in this supplement. Reconciliations of these non-GAAP measures are also included in this supplement. Other financial information, including GAAP financial information, is also available on our website. Non-GAAP financial information does not represent financial performance under GAAP and should not be considered in isolation, as a measure of liquidity, as an alternative to net income, or as an indicator of any other performance measure determined in accordance with GAAP. You should not rely on non-GAAP financial information as a substitute for GAAP financial information, and should recognize that non-GAAP information presented herein may not compare to similarly-termed non-GAAP information of other companies (i.e., because they do not use the same definitions for determining any such non-GAAP information). This supplement also includes certain information regarding operators of our properties (such as EBITDARM Coverage, EBITDAR Coverage, and Occupancy), most of which are not subject to audit or SEC reporting requirements. The operator information provided in this supplement has been provided by the operators. We have not independently verified this information, but have no reason to believe that such information is inaccurate in any material respect. We are providing this information for informational purposes only. The Ensign Group, Inc. ("Ensign") and Pennant Group, Inc. ("Pennant") are subject to the registration and reporting requirements of the SEC and are required to file with the SEC annual reports containing audited financial information and quarterly reports containing unaudited financial information. Ensign’s and Pennant's financial statements, as filed with the SEC, can be found at the SEC's website at www.sec.gov. This supplement provides information about our financial results as of and for the quarter and the year ended December 31, 2019 and is provided as of the date hereof, unless specifically stated otherwise.2 We expressly disclaim any obligation to update or revise any information in this supplement (including forward-looking statements), whether to reflect any change in our expectations, any change in events, conditions or circumstances, or otherwise. As used in this supplement, unless the context requires otherwise, references to “CTRE,” “CareTrust,” “CareTrust REIT” or the “Company” refer to CareTrust REIT, Inc. and its consolidated subsidiaries. GAAP refers to generally accepted accounting principles in the United States of America. 2

Table of Contents

Company Profile	3
CareTrust at a Glance	4
Investments	5
Portfolio Overview	
Top 10 Tenants Lease Coverage	6
Tenant Summary	7
Rent Diversification by Tenant	8
Geographic Diversification	9
Rent Diversification by State	10
Lease Maturities	11
Financial Overview	
Consolidated Income Statements	14
Reconciliation of EBITDA, FFO and FAD	15
Consolidated Balance Sheets	17
Key Debt Metrics	18
Debt Summary	19
2020 Guidance	20
Equity Capital Transactions	21
Other Financial Highlights	22
Glossary	23

Contact Information

CareTrust REIT, Inc.
905 Calle Amanecer, Suite 300
San Clemente, CA 92673
(949) 542-3130 | ir@caretrustreit.com
www.caretrustreit.com

Transfer Agent
Broadridge Corporate Issuer Solutions
P.O. Box 1342
Brentwood, NY 11717
(800) 733-1121 | shareholder@broadridge.com

Company Profile

CareTrust REIT is a self-administered, publicly-traded real estate investment trust engaged in the ownership, acquisition, development and leasing of seniors housing and healthcare-related properties. CareTrust REIT generates revenues primarily by leasing properties to a diverse group of local, regional and national seniors housing operators, healthcare services providers, and other healthcare-related businesses.

Since its debut as a standalone public company on June 1, 2014, and as of February 20, 2020, CareTrust REIT has expanded its tenant roster to 23 operators, and has grown its real estate portfolio to 212 net-leased healthcare properties and one operated seniors housing property across 28 states, consisting of 21,644 operating beds/units. As of February 20, 2020, we also had two mortgage loans receivable.

Management

Greg Stapley
Chairman and Chief Executive Officer

Bill Wagner
Chief Financial Officer

Dave Sedgwick
Chief Operating Officer

Mark Lamb
Chief Investment Officer

Board of Directors

Greg Stapley, Chairman
Diana Laing
Jon Kline
Allen Barbieri
Spencer Plumb

Analyst Coverage

KeyBanc Capital Markets Jordan Sadler | (917) 318-2280	**Raymond James** Jonathan Hughes | (727) 567-2438	**Wells Fargo Securities** Todd Stender | (562) 637-1371
RBC Capital Markets Michael Carroll | (440) 715-2649	**Stifel, Nicolaus & Company** Chad Vanacore | (518) 587-2581	**BMO Capital Markets** John Kim | (212) 885-4115
CapitalOne Securities Dan Bernstein | (571) 835-7202	**Barclays** Steve Valiquette | (212) 526-5496	**Berenberg** Connor Siversky | (646) 949-9037

3

Expertise. Partnership. Growth.

CareTrust REIT, Inc. Nasdaq: CTRE Market Data (as of December 31, 2019) Closing Price: $20.63 52 Week Range: $25.54– $17.71 Market Cap: $1,971M Enterprise Value: $2,551M Outstanding Shares: 95.6M 210 28 States Credit Ratings Properties Credit Ratings S&P S&PCorporate Rating: B+ (positive) CorporateSenior Unsecured Rating: BB-Notes: (positive) BB- Senior Unsecured Notes: BB Moody’s 23 Operators Moody’sCorporate Rating: B1 (positive) CorporateSenior Unsecured Rating: Ba2Notes: (stable) B1 21,483 $1,690.9 M Senior Unsecured Notes: Ba2 Operating Investments Beds/Units Note: 44 Amounts are as of December 31, 2019 and exclude our one operated seniors housing property, one preferred equity investment and two mortgage loans receivable. Additionally, all held for sale properties are excluded.

Investments

(dollars in thousands)

Date	Operator	Property Type	Location	Facilities	Initial Investment[1]	Initial Operating Beds/Units[2]	Cost per Bed/Unit[3]	Initial Rent[4]	Initial Yield[5]
6/1/2014	The Ensign Group	ALF, SNF, Campus	Various	94	$ 501,673	10,053	$ 50	$ 56,000	N/A
2014 Investments				6	33,609	157	166	3,076	9.2%
2015 Investments				20	233,028	1,840	127	22,263	9.6%
2016 Investments				35	288,023	2,800	101	26,084	9.1%
2017 Investments				36	309,805	3,324	92	28,000	9.0%
2018 Investments				12	111,950	1,103	101	9,955	8.9%
01/31/2019	WLC Management	Campus	IL	1	8,940	128	70	854	9.6%
02/11/2019	Covenant Care	SNF	CA	4	43,938	492	89	3,983	9.1%
02/11/2019	Covenant Care[6]	SNF	IL	5	11,389	440	26	1,025	9.0%
04/01/2019	PMG and Southwest LTC ("Project Gulf Coast")	SNF, Campus	LA/TX	12	214,958	1,734	124	19,030	8.9%
05/01/2019	Next Gen P, LLC	SNF	TX	1	10,035	118	85	900	9.0%
06/18/2019	Cascadia Healthcare	SNF	ID	1	16,198	99	164	1,450	9.0%
09/18/2019	Bayshire, LLC	ALF	CA	1	12,596	96	131	1,031	8.2%
10/01/2019	Kalesta Healthcare, LLC	SNF, Campus	CA	2	22,830	241	95	1,895[7]	8.3%
2019 Investments				27	340,884	3,348	113	30,168	8.8%
01/17/2020	Cascadia Healthcare	SNF	ID	1	18,675	99	189	1,670	8.9%
02/12/2020	Bayshire, LLC	ALF	UT	1	7,417	62	120	590	8.0%
2020 Investments				2	26,092	161	162	2,260	8.7%
Total Post Spin-off Investments[8]				138	1,343,391	12,733	108	121,806	9.1%
Total Investments[8]				232	$ 1,845,064	22,786	$ 82	$ 177,806	

Notes:

[1] Initial Investment for pre-spin properties represents Ensign's and Pennant's gross book value. Initial Investment for post-spin properties represents CareTrust REIT's purchase price and transaction costs.

[2] Initial Operating Beds/Units as of the acquisition date.

[3] Cost per Bed/Unit excludes preferred equity investments and mortgage loans receivable.

[4] Initial Rent represents the annualized acquisition-date cash rent or deferred interest income on preferred equity investments and excludes ground lease income.

[5] Initial Yield represents Initial Rent divided by Initial Investment.

[6] Term loan secured by first mortgages on five skilled nursing facilities owned and operated by Covenant Care subsidiaries. The term loan was paid in full during Q3 2019.

[7] Subject to fixed escalators in the first twelve months.

[8] All amounts exclude our one operated seniors housing property and, except as otherwise indicated, include the preferred equity investments and mortgage loans receivable.

5

Expertise. Partnership. Growth.

Top 10 Tenants Lease Coverage

CareTrust REIT

(dollars in thousands)

		As of December 31, 2019[1]			Twelve Months Ended September 30, 2019[1]	
	Primary Facility Type	Number of CTRE Properties	Rent[2]	% of Annualized Total Rent	EBITDAR Coverage[3]	EBITDARM Coverage[3]
1 The Ensign Group[4]	Skilled Nursing	85	$ 53,367	32.7%	2.77x	3.50x
2 Priority Management Group	Skilled Nursing	15	27,426	16.8%	1.41x	1.72x
3 Providence Group	Skilled Nursing	8	10,029	6.1%	1.38x	1.79x
4 Cascadia Healthcare	Skilled Nursing	12	9,652	5.9%	1.63x	2.12x
5 The Pennant Group[4]	Seniors Housing	11	7,831	4.8%	1.35x	1.59x
6 Covenant Care	Skilled Nursing	6	6,531	4.0%	1.66x	2.22x
7 Eduro Healthcare, LLC	Skilled Nursing	6	6,456	4.0%	1.10x	1.56x
8 Premier Senior Living Group	Seniors Housing	8	6,290	3.9%	0.83x	0.96x
9 WLC Management	Skilled Nursing	8	4,725	2.9%	2.01x	2.45x
10 Trio Healthcare	Skilled Nursing	7	4,676	2.9%	0.98x	1.45x
Total Top 10 Tenants		**166**	**$ 136,983**	**84.0%**	**1.97x**	**2.50x**
All Other Tenants		**44**	**$ 26,170**	**16.0%**	**1.08x**	**1.52x**
Total		**210**	**$ 163,153**	**100.0%**	**1.86x**	**2.38x**

Notes:

[1] All amounts exclude our one operated seniors housing property, one preferred equity investment and two mortgage loans receivable. Additionally, amounts exclude properties classified as held for sale as of December 31, 2019.

[2] Rent represents December 2019 rent, annualized, or based on the initial cash rents annualized, and excludes ground lease income. Additionally, if a lease was entered into, amended or restructured subsequent to December 31, 2019, the new contractual cash rent is used.

[3] EBITDAR Coverage and EBITDARM Coverage include information provided by our tenants. We have not independently verified this information, but have no reason to believe that such information is inaccurate in any material respect. Coverage metrics are based on contractual cash rents in place during the period presented unless a lease has been entered into, amended or restructured and the new contractual rent is used. EBITDAR includes a 5% management fee.

[4] On October 1, 2019, Ensign completed its previously announced separation of its home health and hospice operations and substantially all of its senior living operations into a separate independent publicly traded company through the distribution of shares of common stock of Pennant. The obligation under the Pennant master lease is guaranteed by Ensign. If Pennant achieves and maintains a specified portfolio coverage ratio, Ensign's obligation under the guaranty would be released.

See "Glossary" for additional information.

6

Expertise. Partnership. Growth.

Portfolio Performance

(dollars in thousands)

Asset Type	Facilities	Operating Beds/Units	Investment [1]	% of Total Investment	Rent [2]	% of Total Rent	Current Yield [3]
				As of December 31, 2019			
Skilled Nursing	152	15,782	$1,218,374	72.1%	$118,644	72.7%	9.7%
Multi-Service Campus	18	2,460	237,191	14.0%	19,992	12.3%	8.4%
Seniors Housing	40	3,241	235,335	13.9%	24,517	15.0%	10.4%
Total Net-Leased Assets [4]	210	21,483	$1,690,900	100.0%	$163,153	100.0%	9.6%

(dollars in thousands)

Asset Type	Facilities	Operating Beds/Units	Investment [1]	% of Total Investment	Rent [5]	% of Total Rent	Current Yield [3]
				As of September 30, 2019			
Skilled Nursing	151	15,657	$1,206,931	72.3%	$117,987	73.7%	9.8%
Multi-Service Campus	17	2,496	224,564	13.5%	19,061	11.9%	8.5%
Seniors Housing	39	2,950	237,845	14.2%	23,065	14.4%	9.7%
Total Net-Leased Assets [6]	207	21,103	$1,669,340	100.0%	$160,113	100.0%	9.6%

Notes:

[1] Investment for pre-spin properties represents Ensign's and Pennant's gross book value. Investment for post-spin properties represents CareTrust REIT's cumulative capital investment. Capital investment includes purchase price, transaction costs and landlord-funded capital expenditures, if any.

[2] Rent represents December 2019 rent, annualized, or based on the initial cash rents annualized, and excludes ground lease income. Additionally, if a lease was entered into, amended or restructured subsequent to December 31, 2019, the new contractual cash rent is used.

[3] Current Yield represents Rent divided by Investment.

[4] All amounts exclude our one operated seniors housing property, one preferred equity investment and two mortgage loans receivable. Additionally, amounts exclude properties classified as held for sale as of December 31, 2019.

[5] Rent represents September 2019 rent, annualized, or based on the initial cash rents annualized, and excludes ground lease income. Additionally, if a lease was entered into, amended or restructured subsequent to September 30, 2019, the new contractual cash rent is used.

[6] All amounts exclude our three operated seniors housing properties, one preferred equity investment and three mortgage loans receivable. Additionally, amounts exclude properties classified as held for sale as of September 30, 2019.

See "Glossary" for additional information.

Expertise. Partnership. Growth.

Tenant Summary Note: [1] All amounts exclude our one operated seniors housing property, one preferred equity investment and two mortgage loans receivable. [2] Amounts exclude properties classified as held for sale as of December 31, 2019. 8

Rent Diversification by Tenant

(dollars in thousands)

	As of December 31, 2019[1]					
	Facilities	Operating Beds/Units	Investment[2]	% of Total Investment	Rent[3]	% of Total Rent
1 The Ensign Group[4]	85	8,908	451,126	26.7%	$ 53,367	32.7%
2 Priority Management Group	15	2,145	298,023	17.6%	27,426	16.8%
3 Providence Group	8	1,067	127,759	7.6%	10,029	6.1%
4 Cascadia Healthcare	12	1,013	102,659	6.1%	9,652	5.9%
5 The Pennant Group[4]	11	1,151	57,165	3.4%	7,831	4.8%
Total Top 5 Tenants	**131**	**14,284**	**1,036,732**	**61.4%**	**108,305**	**66.3%**
6 Covenant Care	6	791	69,554	4.1%	6,531	4.0%
7 Eduro Healthcare, LLC	6	752	70,760	4.2%	6,456	4.0%
8 Premier Senior Living Group	8	385	68,564	4.1%	6,290	3.9%
9 WLC Management	8	772	46,363	2.7%	4,725	2.9%
10 Trio Healthcare	7	672	89,542	5.3%	4,676	2.9%
Total Top 10 Tenants	**166**	**17,656**	**1,381,515**	**81.8%**	**136,983**	**84.0%**
All Other Tenants	**44**	**3,827**	**309,385**	**18.2%**	**26,170**	**16.0%**
Total	**210**	**21,483**	**$ 1,690,900**	**100.0%**	**$ 163,153**	**100.0%**

Notes:

[1] All amounts exclude our one operated seniors housing property, one preferred equity investment and two mortgage loans receivable. Additionally, amounts exclude properties classified as held for sale as of December 31, 2019.

[2] Investment for pre-spin properties represents Ensign's and Pennant's gross book value. Investment for post-spin properties represents CareTrust REIT's cumulative capital investment. Capital investment includes purchase price, transaction costs and landlord-funded capital expenditures, if any.

[3] Rent represents December 2019 rent, annualized, or based on the initial cash rents annualized and excludes ground lease income. Additionally, if a lease was entered into, amended or restructured subsequent to December 31, 2019, the new contractual cash rent is used.

[4] On October 1, 2019, Ensign completed its previously announced separation of its home health and hospice operations and substantially all of its senior living operations into a separate independent publicly traded company through the distribution of shares of common stock of Pennant. The obligation under the Pennant master lease is guaranteed by Ensign. If Pennant achieves and maintains a specified portfolio coverage ratio, Ensign's obligation under the guaranty would be released.

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Expertise. Partnership. Growth.

Top Five States TX: 19.8% CA: 21.6% LA: 9.7% AZ: 7.6% 1 ALF ID: 7.2% Run-Rate Rent Run-Rate Others: 34.1% 1 ALF TX: 18.4% CA: 19.2% LA: 10.4% AZ: 3.6% 1 SNF ID: 7.0% Investment Others: 41.4% TX: 21.2% CA: 18.7% LA: 5.4% AZ: 6.2% ID: 6.3% Beds/Units Others: 42.2% 10

Rent Diversification by State

(dollars in thousands)

Net-Leased Assets by State	As of December 31, 2019[1]					
	Facilities	Operating Beds/Units	Investment[2]	% of Total Investment	Rent[3]	% of Total Rent
1 California	34	4,015	$ 324,159	19.2%	$ 35,297	21.6%
2 Texas	37	4,557	311,885	18.4%	32,364	19.8%
3 Louisiana	8	1,164	176,425	10.4%	15,880	9.7%
4 Arizona	11	1,328	60,753	3.6%	12,461	7.6%
5 Idaho	16	1,358	118,093	7.0%	11,717	7.2%
Top 5 States	**106**	**12,422**	**991,315**	**58.6%**	**107,719**	**65.9%**
6 Ohio	13	1,270	155,825	9.2%	7,981	4.9%
7 Utah	12	1,306	77,660	4.6%	6,740	4.1%
8 Colorado	7	785	60,435	3.6%	5,485	3.4%
9 Washington	12	1,080	61,730	3.7%	5,145	3.2%
10 Illinois	8	772	46,363	2.7%	4,725	2.9%
Top 10 States	**158**	**17,635**	**1,393,328**	**82.4%**	**137,795**	**84.4%**
All Other States	**52**	**3,848**	**297,572**	**17.6%**	**25,358**	**15.6%**
Total	**210**	**21,483**	**$ 1,690,900**	**100.0%**	**$ 163,153**	**100.0%**

Notes:

[1] All amounts exclude our one operated senior housing property, one preferred equity investment and two mortgage loans receivable. Additionally, amounts exclude properties classified as held for sale as of December 31, 2019.

[2] Investment for pre-spin properties represents Ensign's and Pennant's gross book value. Investment for post-spin properties represents CareTrust REIT's cumulative capital investment. Capital investment includes purchase price, transaction costs and landlord-funded capital expenditures, if any.

[3] Rent represents December 2019 rent, annualized, or based on the initial cash rents annualized and excludes ground lease income. Additionally, if a lease was entered into, amended or restructured subsequent to December 31, 2019, the new contractual cash rent is used.

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Expertise. Partnership. Growth.

Lease Maturities

(dollars in thousands)

As of December 31, 2019[1]

Lease Maturity Year[2]	Investment[3]	% of Total Investment	Rent[4]	% of Total Rent
2026	48,988	2.9%	5,237	3.2%
2027	41,896	2.5%	4,894	3.0%
2028	68,193	4.0%	7,558	4.6%
2029	148,710	8.8%	12,199	7.5%
2030	190,540	11.3%	16,000	9.8%
2031	536,671	31.7%	50,800	31.1%
2032	208,443	12.3%	19,581	12.0%
2033	210,140	12.4%	22,767	14.0%
2034	237,319	14.1%	24,117	14.8%
Total	$ 1,690,900	100.0%	$ 163,153	100.0%



Providence Orangetree (Riverside, CA)

Notes:

[1] All amounts exclude our one operated senior housing property, one preferred equity investment and two mortgage loans receivable. Additionally, amounts exclude properties classified as held for sale as of December 31, 2019.

[2] Lease Maturity Year represents the scheduled expiration year of the primary term of the lease and does not include tenant extension options, if any.

[3] Investment for pre-spin properties represents Ensign's and Pennant's gross book value. Investment for post-spin properties represents CareTrust REIT's cumulative capital investment. Capital investment includes purchase price, transaction costs and landlord-funded capital expenditures, if any.

[4] Rent represents December 2019 rent, annualized, or based on the initial cash rents annualized and excludes ground lease income. Additionally, if a lease was entered into, amended or restructured subsequent to December 31, 2019, the new contractual cash rent is used.


% of Rent
3.2%
3.0%
4.6%
7.5%
9.8%
31.1%
12.0%
14.0%
14.8%
2026
2027
2028
2029
2030
2031
2032
2033
2034
Lease Maturity Year

12

Expertise. Partnership. Growth.

13

Consolidated Income Statements (amounts in thousands, except per share data) Three Months Ended December 31, Twelve Months Ended December 31, 2019 2018 2019 2018 Revenues: Rental income $ 41,620 $ 36,217 $ 155,667 $ 140,073 Tenant reimbursements[1] — 2,950 — 11,924 Independent living facilities 713 864 3,389 3,379 Interest and other income 1,895 330 4,345 1,565 Total revenues 44,228 40,361 163,401 156,941 Expenses: Depreciation and amortization 13,063 11,539 51,822 45,766 Interest expense 6,916 6,678 28,125 27,860 Property taxes 741 2,950 3,048 11,924 Independent living facilities 666 738 2,898 2,964 Impairment of real estate investments — — 16,692 — Provision for loan losses — — 1,076 — General and administrative 3,740 2,917 15,158 12,555 Total expenses 25,126 24,822 118,819 101,069 Other income: Gain on sale of real estate 1,560 — 1,777 2,051 Net income $ 20,662 $ 15,539 $ 46,359 $ 57,923 Earnings per common share: Basic $ 0.22 $ 0.18 $ 0.49 $ 0.73 Diluted $ 0.22 $ 0.18 $ 0.49 $ 0.72 Weighted-average number of common shares: Basic 95,103 84,059 93,088 79,386 Diluted 95,144 84,084 93,098 79,392 Dividends declared per common share $ 0.225 $ 0.205 $ 0.90 $ 0.82 Notes: [1] Prior to the adoption of the ASU 842, we recognized tenant recoveries as tenant reimbursement revenues regardless of whether the third party was paid by the lessor or lessee. In the three and twelve months ended December 31, 2019, we recognized real estate taxes of $0.8 million and $2.9 million, respectively, which were payable by us directly to third parties and classified as rental income on our condensed consolidated income statement. 14

Reconciliation of EBITDA, FFO and FAD Quarter Quarter Quarter Quarter Quarter Ended Ended Ended Ended Ended (amounts in thousands, except per share data) December 31, 2018 March 31, 2019 June 30, 2019 September 30, 2019 December 31, 2019 Net income (loss) $ 15,539 $ 16,053 $ 19,698 $ (10,054) $ 20,662 Depreciation and amortization 11,539 11,902 13,437 13,420 13,063 Interest expense 6,678 6,860 7,285 7,064 6,916 Amortization of stock-based compensation 1,032 994 1,147 981 982 EBITDA 34,788 35,809 41,567 11,411 41,623 Impairment of real estate investments — — — 16,692 — Provision for loan losses — — — 1,076 — Provision for doubtful accounts and lease restructuring — — — 12,471 464 Property operating expenses — — — 218 (84) Gain on sale of real estate — — — (217) (1,560) Normalized EBITDA $ 34,788 $ 35,809 $ 41,567 $ 41,651 $ 40,443 Net income (loss) $ 15,539 $ 16,053 $ 19,698 $ (10,054) $ 20,662 Real estate related depreciation and amortization 11,520 11,884 13,421 13,404 13,046 Impairment of real estate investments — — — 16,692 — Gain on sale of real estate — — — (217) (1,560) Funds from Operations (FFO) 27,059 27,937 33,119 19,825 32,148 Provision for loan losses — — — 1,076 — Provision for doubtful accounts and lease restructuring — — — 12,471 464 Property operating expenses — — — 218 (84) Normalized FFO $ 27,059 $ 27,937 $ 33,119 $ 33,590 $ 32,528 See Glossary for additional information. 15

Reconciliation of EBITDA, FFO and FAD

(continued)

(amounts in thousands, except per share data)	Quarter Ended December 31, 2018	Quarter Ended March 31, 2019	Quarter Ended June 30, 2019	Quarter Ended September 30, 2019	Quarter Ended December 31, 2019
Net income (loss)	$ 15,539	$ 16,053	$ 19,698	$ (10,054)	$ 20,662
Real estate related depreciation and amortization	11,520	11,884	13,421	13,404	13,046
Amortization of deferred financing fees	486	541	487	488	487
Amortization of stock-based compensation	1,032	994	1,147	981	982
Straight-line rental income	(702)	(463)	(474)	(546)	98
Impairment of real estate investments	—	—	—	16,692	—
Gain on sale of real estate	—	—	—	(217)	(1,560)
Funds Available for Distribution (FAD)	27,875	29,009	34,279	20,748	33,715
Provision for loan losses	—	—	—	1,076	—
Provision for doubtful accounts and lease restructuring	—	—	—	12,471	464
Property operating expenses	—	—	—	218	(84)
Normalized FAD	$ 27,875	$ 29,009	$ 34,279	$ 34,513	$ 34,095
FFO per share	$ 0.32	$ 0.32	$ 0.35	$ 0.21	$ 0.34
Normalized FFO per share	$ 0.32	$ 0.32	$ 0.35	$ 0.35	$ 0.34
FAD per share	$ 0.33	$ 0.33	$ 0.36	$ 0.22	$ 0.35
Normalized FAD per share	$ 0.33	$ 0.33	$ 0.36	$ 0.36	$ 0.36
Diluted weighted average shares outstanding [1]	84,324	88,266	94,292	95,313	95,340

[1] For the periods presented, the diluted weighted average shares have been calculated using the treasury stock method. *See Glossary for additional information.*

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Expertise. Partnership. Growth.

Consolidated Balance Sheets (dollars in thousands) December 31, 2019 December 31, 2018 Assets: Real estate investments, net $ 1,414,200 $ 1,216,237 Other real estate investments, net 33,300 18,045 Assets held for sale, net 34,590 — Cash and cash equivalents 20,327 36,792 Accounts and other receivables, net 2,571 11,387 Prepaid expenses and other assets 10,850 8,668 Deferred financing costs, net 3,023 633 Total assets $ 1,518,861 $ 1,291,762 Liabilities and Equity: Senior unsecured notes payable, net $ 295,911 $ 295,153 Senior unsecured term loan, net 198,713 99,612 Unsecured revolving credit facility 60,000 95,000 Accounts payable and accrued liabilities 14,962 15,967 Dividends payable 21,684 17,783 Total liabilities 591,270 523,515 Equity: Common stock 951 859 Additional paid-in capital 1,162,990 965,578 Cumulative distributions in excess of earnings (236,350) (198,190) Total equity 927,591 768,247 Total liabilities and equity $ 1,518,861 $ 1,291,762 17

Key Debt Metrics Net Debt to Normalized EBITDA [1][2] Net Debt to Enterprise Value [3] 36.5% 4.6 4.5 4.4 30.5% 4.1 28.8% 24.7% 24.2% 3.6 3.5 22.3% 21.2% 3.4 20.2% 19.9% 3.3 3.3 3.3 3.3 18.1% 19.1% 7 7 7 8 8 8 8 9 9 9 9 7 7 7 8 8 8 8 9 9 9 9 1 1 1 1 1 1 1 1 1 1 1 1 1 1 1 1 1 1 1 1 1 1 0 0 0 0 0 0 0 0 0 0 0 0 0 0 0 0 0 0 0 0 0 0 /2 /2 /2 /2 /2 /2 /2 /2 /2 /2 /2 /2 /2 /2 /2 /2 /2 /2 /2 /2 /2 /2 0 0 1 1 0 0 1 1 0 0 1 0 0 1 1 0 0 1 1 0 0 1 /3 /3 /3 /3 /3 /3 /3 /3 /3 /3 /3 /3 /3 /3 /3 /3 /3 /3 /3 /3 /3 /3 6 9 2 3 6 9 2 3 6 9 2 6 9 2 3 6 9 2 3 6 9 2 1 1 0 1 1 1 1 [1] Net Debt to Normalized EBITDA compares total debt as of the last day of the quarter to the annualized Normalized EBITDA for the quarter. [2] See "Financials & Filings - Quarterly Results" on the Investors section of our website at http://investor.caretrustreit.com for reconciliations of Normalized EBITDA to the most directly comparable GAAP measure for the periods presented. [3] Net Debt to Enterprise Value compares total debt as of the last day of the quarter to CareTrust REIT’s Enterprise Value as of the last day of the quarter. See “Glossary” for additional information. 18

Debt Summary (dollars in thousands) December 31, 2019 Interest Maturity % of Deferred Net Carrying Debt Rate Date Principal Principal Loan Costs Value Fixed Rate Debt Senior unsecured notes payable 5.250% 2025 $ 300,000 53.6% $ (4,089) $ 295,911 Floating Rate Debt Senior unsecured term loan 3.270% [1] 2026 200,000 35.7% (1,287) 198,713 Unsecured revolving credit facility 2.899% [2] 2024 [3] 60,000 10.7% — [4] 60,000 3.184% 260,000 46.4% (1,287) 258,713 Total Debt 4.291% $ 560,000 100.0% $ (5,376) $ 554,624 Debt Maturity Schedule $300,000 $200,000 $60,000 Principal 2019 2020 2021 2022 2023 2024 2025 2026 Debt Maturity Year Notes: [1] Funds can be borrowed at applicable LIBOR plus 1.50% to 2.20% or at the Base Rate (as defined) plus 0.50% to 1.20%. [2] Funds can be borrowed at applicable LIBOR plus 1.10% to 1.55% or the Base Rate (as defined) plus 0.10% to 0.55%. [3] Maturity date assumes exercise of two, 6-month extension options. [4] Deferred financing fees are not shown net for the unsecured revolving credit facility and are included in assets on the balance sheet. 19

Updated 2020 Guidance Full Year 2020 Guidance (shares in thousands) Low High Net income $ 0.76 $ 0.78 Real estate related depreciation and amortization 0.56 0.56 Funds from Operations (FFO) 1.32 1.34 Normalized FFO $ 1.32 $ 1.34 Net income $ 0.76 $ 0.78 Real estate related depreciation and amortization 0.56 0.56 Amortization of deferred financing fees 0.02 0.02 Amortization of stock-based compensation 0.04 0.04 Straight-line rental income 0.00 0.00 Funds Available for Distribution (FAD) 1.38 1.40 Normalized FAD $ 1.38 $ 1.40 Weighted average shares outstanding: Diluted 95,557 95,557 See “Glossary” for additional information. 20

Equity Capital Transactions

CareTrust REIT

Follow-On Equity Offering Activity

	2015	2016					2019			
		Q1	Q2	Q3	Q4	Total	Q1	Q2[2]	Q3	Q4
Number of Shares (000s)	**16,330**	—	9,775	—	6,325	**16,100**	—	6,641	—	—
Public Offering Price per Share	**$ 10.50**	$ —	$ 11.35	$ —	$ 13.35	**$ 12.14** [1]	$ —	$ 23.35	$ —	$ —
Gross Proceeds (000s)	**$ 171,465**	$ —	$ 110,946	$ —	$ 84,439	**$ 195,385**	$ —	$ 155,073	$ —	$ —

At-the-Market Offering Activity

	2016	2017	2018	2019[3]				
				Q1	Q2	Q3	Q4	Total
Number of Shares (000s)	**924**	**10,574**	**10,265**	2,459	—	—	—	**2,459**
Average Price per Share	**$ 15.31**	**$ 16.43**	**$ 17.76**	$ 19.48	$ —	$ —	$ —	**$ 19.48**
Gross Proceeds (000s)	**$ 14,147**	**$ 173,760**	**$ 182,321**	$ 47,893	$ —	$ —	$ —	**$ 47,893**

Notes:

[1] Represents average offering price per share for follow-on equity offerings.

[2] On April 15, 2019, we completed an underwritten public offering pursuant to which we sold 6,641,250 shares of our common stock, par value $0.01 per share, at an initial price to the public of $23.35, including 866,250 shares of common stock sold pursuant to the full exercise of an option to purchase additional shares of common stock granted to the underwriters, resulting in approximately $149.0 million in net proceeds, after deducting the underwriting discount and offering expenses.

[3] In connection with the entry into the equity distribution agreement and the commencement of the new $300.0 million ATM Program in March 2019 (the "New ATM Program") our "at-the-market" equity offering program pursuant to our prior equity distribution agreement, dated as of May 17, 2017, was terminated. There was no New ATM Program activity for the three and twelve months ended December 31, 2019. As of December 31, 2019, CareTrust REIT had $300.0 million available for future issuances under the New ATM Program.

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Expertise. Partnership. Growth.

Other Financial Highlights

Dividend History


$0.185
$0.185
$0.205
$0.205
$0.205
$0.205
$0.225
$0.225
$0.225
$0.225
9/30/2017
12/31/2017
3/31/2018
6/30/18
9/30/18
12/31/2018
3/31/2019
6/30/2019
9/30/2019
12/31/2019

Normalized FFO Payout Ratio [1][2]


66.1%
59.7%
64.1%
64.1%
64.1%
64.1%
70.3%
64.3%
64.3%
66.2%
9/30/2017
12/31/2017
3/31/2018
6/30/2018
9/30/2018
12/31/2018
3/31/2019
6/30/2019
9/30/2019
12/31/2019

Normalized FFO per Share [2]


$0.28
$0.31
$0.32
$0.32
$0.32
$0.32
$0.32
$0.35
$0.35
$0.34
9/30/2017
12/31/2017
3/31/2018
6/30/2018
9/30/2018
12/31/2018
03/31/2019
6/30/2019
9/30/2019
12/31/2019

Normalized FFO [2]


$21,028
$23,639
$24,105
$24,532
$25,840
$27,059
$27,937
$33,119
$33,590
$32,528
9/30/2017
12/31/2017
3/31/2018
6/30/2018
9/30/2018
12/31/2018
03/31/2019
06/30/2019
9/30/2019
12/31/2019

Notes:
[1] Normalized FFO Payout Ratio represents dividends declared divided by Normalized FFO, in each case for the applicable quarter.
[2] See "Financials & Filings - Quarterly Results" on the Investors section of our website at http://investor.caretrustreit.com for a reconciliation of Normalized FFO and Normalized FFO per Share to the most directly comparable GAAP measure for the periods presented.
See "Glossary" for additional information.

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Expertise. Partnership. Growth.

Glossary

Assisted Living Facilities ("ALFs")

Licensed healthcare facilities that provide personal care services, support and housing for those who need help with daily living activities, such as bathing, eating and dressing, yet require limited medical care. The programs and services may include transportation, social activities, exercise and fitness programs, beauty or barber shop access, hobby and craft activities, community excursions, meals in a dining room setting and other activities sought by residents. These facilities are often in apartment-like buildings with private residences ranging from single rooms to large apartments. Certain ALFs may offer higher levels of personal assistance for residents requiring memory care as a result of Alzheimer's disease or other forms of dementia. Levels of personal assistance are based in part on local regulations.

EBITDA

Net income before interest expense, income tax, depreciation and amortization and amortization of stock-based compensation.[1]

EBITDAR

Net income before interest expense, income tax, depreciation, amortization and rent, after applying a standardized management fee (5% of facility operating revenues).

EBITDAR Coverage

Aggregate EBITDAR produced by all facilities under a master lease (or other grouping) for the trailing twelve-month period ended September 30, 2019 divided by the base rent payable to CareTrust REIT under such master lease (or other grouping) for the same period; provided that if the master lease has been amended to change the base rent during or since such period, then the aggregate EBITDAR for such period is divided by the annualized monthly base rent currently in effect. In addition, we may exclude from coverage disclosures those facilities which are (i) classified as Held for Sale, (ii) temporarily on Special Focus Facility (SFF) status, (iii) undergoing significant renovations that necessarily result in a material reduction in occupancy, or (iv) have been acquired for or recently transferred to new operators for turnaround and are pre-stabilized.

EBITDARM

Earnings before interest expense, income tax, depreciation, amortization, cash rent, and a standardized management fee (5% of facility operating revenues).

EBITDARM Coverage

Aggregate EBITDARM produced by all facilities under a master lease (or other grouping) for the trailing twelve-month period ended September 30, 2019 divided by the base rent payable to CareTrust REIT under such master lease (or other grouping) for the same period; provided that if the master lease has been amended to change the base rent during or since such period, then the aggregate EBITDARM for such period is divided by the annualized monthly base rent currently in effect. In addition, we may exclude from coverage disclosures those facilities which are (i) classified as Held for Sale, (ii) temporarily on Special Focus Facility (SFF) status, (iii) undergoing significant renovations that necessarily result in a material reduction in occupancy, or (iv) have been acquired for or recently transferred to new operators for turnaround and are pre-stabilized.

Enterprise Value

Share price multiplied by the number of outstanding shares plus total outstanding debt minus cash, each as of a specified date.

Funds Available for Distribution ("FAD")

FFO, excluding straight-line rental income adjustments, amortization of deferred financing fees and stock-based compensation expense.[2]

Funds from Operations ("FFO")

Net income, excluding gains and losses from dispositions of real estate or other real estate, before real estate depreciation and amortization and real estate impairment charges. CareTrust REIT calculates and reports FFO in accordance with the definition and interpretive guidelines issued by the National Association of Real Estate Investment Trusts.[2]

Independent Living Facilities ("ILFs")

Also known as retirement communities or senior apartments, ILFs are not healthcare facilities. ILFs typically consist of entirely self-contained apartments, complete with their own kitchens, baths and individual living spaces, as well as parking for tenant vehicles. They are most often rented unfurnished, and generally can be personalized by the tenants, typically an individual or a couple over the age of 55. These facilities offer various services and amenities such as laundry, housekeeping, dining options/meal plans, exercise and wellness programs, transportation, social, cultural and recreational activities, and on-site security.

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Expertise. Partnership. Growth.

Glossary

Multi-Service Campus
Facilities that include a combination of Skilled Nursing beds and Seniors Housing units.

Normalized EBITDA
EBITDA, adjusted for certain income and expense items the Company does not believe are indicative of its ongoing results, such as certain acquisition costs, real estate impairment charges, provision for loans, provision for doubtful accounts and lease restructuring, property operating expenses and gains or losses from dispositions of real estate or other real estate.[1]

Normalized FAD
FAD, adjusted for certain income and expense items the Company does not believe are indicative of its ongoing results, such as certain provision for loans, provision for doubtful accounts and lease restructuring and property operating expenses.[2]

Normalized FFO
FFO, adjusted for certain income and expense items the Company does not believe are indicative of its ongoing results, and certain provision for loans, provision for doubtful accounts and lease restructuring and property operating expenses.[2]

Seniors Housing
Includes ALFs, ILFs, dedicated memory care facilities and similar facilities.

Skilled Nursing or Skilled Nursing Facilities ("SNFs")
Licensed healthcare facilities that provide restorative, rehabilitative and nursing care for people not requiring the more extensive and sophisticated treatment available at an acute care hospital or long-term acute care hospital. Treatment programs include physical, occupational, speech, respiratory, ventilator, and wound therapy.

Notes:

[1] EBITDA and Normalized EBITDA do not represent cash flows from operations or net income as defined by GAAP and should not be considered an alternative to those measures in evaluating the Company's liquidity or operating performance. EBITDA and Normalized EBITDA do not purport to be indicative of cash available to fund future cash requirements, including the Company's ability to fund capital expenditures or make payments on its indebtedness. Further, the Company's computation of EBITDA and Normalized EBITDA may not be comparable to EBITDA and Normalized EBITDA reported by other REITs.

[2] CareTrust REIT believes FAD, FFO, Normalized FAD, and Normalized FFO (and their related per-share amounts) are important non-GAAP supplemental measures of its operating performance. Because the historical cost accounting convention used for real estate assets requires straight-line depreciation (except on land), such accounting presentation implies that the value of real estate assets diminishes predictably over time, even though real estate values have historically risen or fallen with market and other conditions. Moreover, by excluding items not indicative of ongoing results, Normalized FAD and Normalized FFO can facilitate meaningful comparisons of operating performance between periods and between other companies. However, FAD, FFO, Normalized FAD, and Normalized FFO (and their per-share amounts) do not represent cash flows from operations or net income attributable to shareholders as defined by GAAP and should not be considered an alternative to those measures in evaluating the Company's liquidity or operating performance.

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Expertise. Partnership. Growth.

Cascadia of Nampa (Nampa, ID)